UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

Coty Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35964	13-3823358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Item 7.01.	Regulation FD Disclosure.

On May 1, 2019, the Company issued a press release regarding the final proration of the Offer, the Closing and effectiveness of the Stockholders Agreement (as such terms are defined below). A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

As previously disclosed, on February 13, 2019, Cottage Holdco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Offeror”) and a wholly-owned subsidiary of JAB Cosmetics B.V. (“Parent”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, and an indirect subsidiary of Lucresca SE and Agnaten SE and a direct subsidiary of JAB Holdings B.V., commenced a tender offer to purchase up to 150,000,000 of the outstanding shares of Class A Common Stock, par value $0.01 per share (each, a “Share”) of Coty Inc., a Delaware corporation (the “Company”), at a purchase price of $11.65 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 13, 2019, as amended (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

Offeror has informed the Company of the following:

•

As previously announced, the Offer expired at 5:00 P.M., New York City time, on April 26, 2019 (the “Expiration Date”), as scheduled, and was not further extended. All conditions to the Offer having been satisfied or waived by Offeror, on April 30, 2019, Offeror accepted for payment 150,000,000 Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Date, for aggregate consideration of approximately $1,747.5 million (the “Closing”). Prior to the Closing, Offeror and its affiliates beneficially owned 300,908,041 Shares, representing approximately 40% of the issued and outstanding Shares of the Company. Immediately following the Closing, Offeror and its affiliates beneficially own 450,908,041 Shares, representing approximately 60% of the issued and outstanding Shares of the Company. Including Shares delivered pursuant to notices of guaranteed delivery, the total number of Shares validly tendered into the Offer and timely delivered was 336,614,903. Because the Offer was oversubscribed, the number of Shares purchased from each tendering stockholder was prorated to limit the aggregate number of Shares purchased to 150,000,000, with the final proration factor for the tender offer being 44.56%. Further information regarding the proration results and other information regarding the Closing should be obtained from Offeror.

•

To finance the purchase of Shares pursuant to the Offer, Offeror entered into a Loan and Security Agreement, dated April 30, 2019 (the “Credit Agreement”), by and among Offeror, as borrower, HSBC Bank plc, as the Administrative Agent, and HSBC Corporate Trustee Company (UK) Limited, as the Collateral Agent, and certain lenders party thereto, pursuant to which Offeror obtained a term loan credit facility in an aggregate principal amount of $1,770,000,000 and a revolving credit facility in an aggregate amount at any time outstanding of up to $150,000,000 (the revolving loan credit facility and the term loan credit facility are referred to collectively as the “Facilities”), the proceeds of which were used for the purposes of (i) funding the purchase of Shares pursuant to the Offer and (ii) paying certain fees, costs and expenses related to the Offer. The loans under the Facilities are secured by substantially all of Offeror’s assets, including all of the Shares now owned or later acquired by Offeror.

The Company remains a public company and continues to be subject to reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Shares continue to be listed for trading on the New York Stock Exchange (“NYSE”). As a result of the Closing, the Company has become a “controlled company” under the rules of the NYSE, and therefore is not required under those rules to maintain a Board of Directors with a majority of independent directors or a nominating/corporate governance committee or a compensation committee composed entirely of independent directors. However, under the terms of the Stockholders Agreement (as defined below), the JAB Stockholder Parties (as defined below) have agreed, among other things, that, for so long as the Stockholders Agreement is in effect, they will to take all necessary actions within their control to maintain no fewer than four independent directors on the Company’s Board of Directors.

As a result of the Closing, the Stockholders Agreement (the “Stockholders Agreement”), dated as of March 17, 2019, by and among the Company, Parent, Offeror and JAB Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“JAB Holdings” and, together with Parent and Offeror, the “JAB Stockholder Parties”), became effective automatically and immediately. For information regarding the terms of the Stockholders Agreement, refer to the Current Report on Form 8-K filed by the Company on March 18, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Coty Inc., dated May 1, 2019 (incorporated by reference to Exhibit (a)(9) to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9/A filed on May 1, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

By:	/s/ Greerson G. McMullen
Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary

Date: May 3, 2019